EXHIBIT 10.23

McDERMOTT INTERNATIONAL, INC.

Summary of
2009 Named Executive Officer
Base Salary and Target EICP Compensation

Named Executive Officers	Base Salary	Target Award Opportunity (as a % of 2009 base salary)
John A. Fees Chief Executive Officer, McDermott International, Inc.	$900,000	100%
Michael S. Taff Senior Vice President & Chief Financial Officer, McDermott International, Inc.	$505,000	70%
Brandon C. Bethards President & Chief Executive Officer, The Babcock & Wilcox Company	$526,200	70%
Robert A. Deason President & Chief Executive Officer, J. Ray McDermott, S.A.	$555,000	70%
John T. Nesser Executive Vice President & Chief Operating Officer, J. Ray McDermott, S.A.	$500,000	70%